December 2, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      RE:   TRACEGUARD TECHNOLOGIES, INC.

      We have read the statements that we understand Traceguard Technologies, Inc. included in Item 4.01 of the Form 8-K report it filed regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

                                       Very truly yours,


                                       /s/ LOPEZ, BLEVINS, BORK & ASSOCIATES LLP

                                       LOPEZ, BLEVINS, BORK & ASSOCIATES LLP